Exhibit 99.10

2017-18

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2017-18

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Joe Ceci

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

March 16, 2017

ISBN 978-1-4601-3258-6 (Print)

ISBN 978-1-4601-3259-3 (PDF)

ISSN 1919-1529 (Print)

ISSN 1920-8804 (Online)

 TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i

Schedule of Amounts to be Voted	1

Voted Spending by Office	2

Amounts Not Required to be Voted by Office	2

Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	5

Office of the Auditor General	9

Office of the Ombudsman	13

Office of the Chief Electoral Officer	17

Office of the Ethics Commissioner	21

Office of the Information and Privacy Commissioner	25

Office of the Child and Youth Advocate	29

Office of the Public Interest Commissioner	33

PREFACE

The 2017-18 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2017. Together with the 2017-18 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2017 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

∎	Voted Spending by Office,
∎	Amounts Not Required to be Voted by Office, and
∎	Full Time Equivalent Employment.

The details provided for each office presents information on amounts for each office to be drawn from the General Revenue Fund as required by section 24 of the Financial Administration Act. The details include the following information, as applicable:

∎	Amount to be Voted,
∎	Supplementary Information (including a statement of objective and services provided),
∎	Voted Spending by Program,
∎	Amounts Not Required to be Voted,
∎	Statement of Operations,
∎	Change in Capital Assets, and
∎	Change in Inventory Assets

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2017-18 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The Standing Orders direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Appropriation Act, 2017 Bill introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2017-18 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each Office’s estimate amounts are divided into:

∎	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and
∎	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an Office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2017. The Financial Administration Act requires the 2017-18 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

i

A Supply Vote is a discrete allocation from the 2017-18 Offices of the Legislative Assembly Estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, each office’s cash funding requirements for any and all expense, capital investment and financial transactions requirements are combined in a single vote for each Office and the Assembly itself.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriations under an appropriation act must be created pursuant to a supply vote, or a set of supply votes, as resolved by the Committee of Supply.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants to parties outside the Consolidated Government, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments by the Consolidated Government in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. Financial liabilities for alternatively financed capital projects are reduced by payments from a Financial Transactions vote.

PREFACE	ii

 SCHEDULE OF AMOUNTS TO BE VOTED

 SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

2017-18
OFFICE and VOTE	Estimate

Support to the Legislative Assembly	$68,657,000

Office of the Auditor General	$26,754,000

Office of the Ombudsman	$3,265,000

Office of the Chief Electoral Officer	$7,436,000

Office of the Ethics Commissioner	$949,000

Office of the Information and Privacy Commissioner	$6,873,000

Office of the Child and Youth Advocate	$13,242,000

Office of the Public Interest Commissioner	$1,264,000

Total amount to be voted under section 1 of the Appropriation Act, 2017	$128,440,000

1	Offices of the Legislative Assembly

 VOTED SPENDING BY OFFICE

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
Support to the Legislative Assembly	58,790	67,053	64,241	67,345
Office of the Auditor General	25,532	26,619	26,619	26,690
Office of the Ombudsman	3,008	3,328	3,205	3,265
Office of the Chief Electoral Officer	21,058	5,168	5,009	6,446
Office of the Ethics Commissioner	768	1,130	1,067	949
Office of the Information and Privacy Commissioner	6,838	6,822	6,772	6,873
Office of the Child and Youth Advocate	13,102	13,192	13,192	13,192
Office of the Public Interest Commissioner	1,075	1,231	1,121	1,264
Sub-total	130,171	124,543	121,226	126,024

CAPITAL INVESTMENT
Support to the Legislative Assembly	2,206	540	540	1,050
Office of the Auditor General	114	135	135	64
Office of the Ombudsman	12	-	35	-
Office of the Chief Electoral Officer	335	500	500	990
Office of the Ethics Commissioner	-	-	-	-
Office of the Information and Privacy Commissioner	-	35	35	-
Office of the Child and Youth Advocate	87	50	50	50
Office of the Public Interest Commissioner	-	-	-	-
Sub-total	2,754	1,260	1,295	2,154

FINANCIAL TRANSACTIONS
Support to the Legislative Assembly	319	304	237	262

Total	133,244	126,107	122,758	128,440

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE
EXPENSE
Support to the Legislative Assembly	2,946	2,939	2,695	2,720
Office of the Auditor General	243	250	250	120
Office of the Ombudsman	24	20	24	20
Office of the Chief Electoral Officer	412	400	400	523
Office of the Ethics Commissioner	25	15	15	15
Office of the Information and Privacy Commissioner	80	74	55	55
Office of the Child and Youth Advocate	295	411	411	391
Office of the Public Interest Commissioner	(22)	2	2	2

Total	4,003	4,111	3,852	3,846

Offices of the Legislative Assembly	2

 FULL TIME EQUIVALENT EMPLOYMENT

	Comparable 2016-17 Budget	2017-18 Estimate

Support to the Legislative Assembly	414	408
Office of the Auditor General	148	148
Office of the Ombudsman	25	27
Office of the Chief Electoral Officer	23	23
Office of the Ethics Commissioner	4	4
Office of the Information and Privacy Commissioner	42	42
Office of the Child and Youth Advocate	67	67
Office of the Public Interest Commissioner	8	6

Total	731	725

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Robert E. Wanner

Speaker of the Legislative Assembly

Robert Reynolds, Q.C.

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

LEGISLATIVE ASSEMBLY	61,315	67,897	65,018	68,657

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide for the necessary administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

Provides all services required for the operation of the Legislative Assembly including committees.

Provides for publication of Alberta Hansard, the Order Paper, Votes and Proceedings, and Bills.

Provides for public information, public education and visitor services programs.

Provides a library service to the Legislature, public service and general public.

Provides for expenses incurred in connection with inter-parliamentary relations activities.

Provides for payment of mailing, telephone, and other communication expenses for Members of the Legislative Assembly.

Provides for expenses for Members’ constituency and Legislature offices.

Provides for payment of indemnities, committee allowances, expense allowances, living expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly as authorized by the Legislative Assembly Act.

Provides for payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Provides information technology and broadcast services to support Members of the Legislative Assembly.

Provides for legal, procedural and security services to support Members of the Legislative Assembly.

Provides for transportation expenses of Members of the Legislative Assembly.

Provides for payment of expenses associated with the redevelopment of the Edmonton Federal Building for space to be occupied by the Legislative Assembly (in addition to costs borne by Alberta Infrastructure). (This is now identified as “Planning and Development Initiatives”).

Provides for financial processing and reporting services as well as operational services in support of the EBC Electoral Boundaries Commission (EBC).

Support to the Legislative Assembly	6

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget *	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Legislative Assembly Office Administration	19,539	24,574	22,212	24,166
2 Members of the Legislative Assembly Administration	31,134	34,008	32,186	34,009
3 Government Members’ Services (NDP)	2,731	3,585	3,585	3,585
4 Official Opposition Services (WRP)	2,523	2,824	2,824	2,824
5 PC Opposition Services	1,418	1,130	1,130	1,130
6 Liberal Opposition Services	344	329	329	329
7 AP Opposition Services	242	329	329	329
8 Vacant Member Services	-	79	-	-
9 Independent Member’s Services	68	-	-	-
10 Planning and Development Initiatives	791	195	195	325
11 Electoral Boundaries Commission (EBC) *	-	-	1,451	648

CAPITAL INVESTMENT
1 Legislative Assembly Office Administration	1,609	-	-	650
2 Members of the Legislative Assembly Administration	76	10	10	-
10 Planning and Development Initiatives	521	530	530	400

ACQUISITION OF INVENTORY
1 Legislative Assembly Office Administration	319	304	237	262

Total	61,315	67,897	65,018	68,657
* Excludes 2016-17 Supplemental Budget Estimate of $1,451,000

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	2,458	2,635	2,458	2,458
Consumption of Inventory	324	304	237	262
Valuation Adjustments and Other Provisions	164	-	-	-

Total	2,946	2,939	2,695	2,720

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

Other Premiums, Fees and Licences	4	2	2	3
Other Revenue	476	430	486	621
Total	480	432	488	624

EXPENSE

Support to the Legislative Assembly	61,736	69,992	66,936	70,065

Net Operating Result	(61,256)	(69,560)	(66,448)	(69,441)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	2,206	540	540	1,050

AMORTIZATION	(2,458)	(2,635)	(2,458)	(2,458)

Change in Capital Assets Total	(252)	(2,095)	(1,918)	(1,408)

CHANGE IN INVENTORY ASSETS
ACQUISITIONS OF INVENTORY

Support to the Legislative Assembly	319	304	237	262

CONSUMPTION	(324)	(304)	(237)	(262)

Change in Inventory Assets Total	(5)	-	-	-

Support to the Legislative Assembly	8

Office of the Auditor General

Merwan N. Saher

Auditor General

The vision and mission of the Office of the Auditor General is making a difference in the lives of Albertans by identifying opportunities to improve the performance of and confidence in the public service.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

AUDITOR GENERAL	25,646	26,754	26,754	26,754

SUPPLEMENTARY INFORMATION

OBJECTIVE

To serve the Legislative Assembly and Albertans by examining and reporting publicly on government’s management of, and accountability practices for, the public resources entrusted to it. Under the Auditor General Act, the auditor general is the auditor of every ministry, department and regulated fund, and most provincial agencies.

The office supports the all-party Standing Committee on Public Accounts who assists the legislature in holding the government to account for spending taxpayers’ money and for stewardship over public funds. The government provides the Legislative Assembly with information about the use of the public funds entrusted to it. The Assembly needs assurance that this information is appropriate, credible and complete, and that it accurately reflects the results of the activities of government. The way in which it obtains such assurance is through an independent audit function set up to assist it in fulfilling its oversight role. The audit function is therefore a critical link in the chain of public accountability for results and a vital part in the democratic process of responsible government.

SERVICES PROVIDED

The office’s core function is legislative auditing. We have two distinct lines of business designed to provide expert auditing of the government’s:

●	financial statements, and

●	management control systems and processes

Audits of Financial Statements

Reporting directly to the Legislative Assembly, the office’s mandate is to audit all government ministries, departments, regulated funds, most provincial agencies and the consolidated financial statements of the Province; comprising 139 entities for the fiscal year ending March 31, 2018. These recurring annual audits provide the Legislative Assembly and the people of Alberta with assurance regarding the quality of government’s financial reporting. When auditing financial statements, we make recommendations to management if we find that an organization could improve its systems in areas such as oversight and accountability for results, internal control over financial management, management of information and related technology or performance reporting. Where possible, recommendations are made meaningful by identifying the root causes of identified weaknesses.

Audits of Management Control Systems and Processes (Performance Auditing)

The Auditor General Act requires the office to report when it finds the government has inadequate systems to ensure economy and efficiency, or procedures to measure and report on the effectiveness of its programs. The resulting recommendations to improve economy, efficiency and reporting on effectiveness are crucial in helping to improve the performance of the public service.

We leverage the knowledge of government operations developed through our financial statement audits in carrying out performance audits. In addition to identifying where government can make improvements to important management control systems and processes, the audits can also identify waste (dollars that do not contribute to achieving results) and help government managers deliver value for money. We make our findings and recommendations public in reports to the Legislative Assembly.

Office of the Auditor General	10

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Office of the Auditor General	25,532	26,619	26,619	26,690

CAPITAL INVESTMENT
1 Office of the Auditor General	114	135	135	64

Total	25,646	26,754	26,754	26,754

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	231	250	250	120
Write Down of Capital Assets	12	-	-	-

Total	243	250	250	120

11	Office of the Auditor General

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Auditor General	25,775	26,869	26,869	26,810

Net Operating Result	(25,775)	(26,869)	(26,869)	(26,810)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	114	135	135	64

AMORTIZATION	(231)	(250)	(250)	(120)

WRITE DOWNS	(12)	-	-	-

Change in Capital Assets Total	(129)	(115)	(115)	(56)

Office of the Auditor General	12

Office of the Ombudsman

Peter Hourihan

Ombudsman

The Office of the Ombudsman responds to complaints of unfair treatment by provincial government authorities and designated professional organizations.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

OMBUDSMAN	3,020	3,328	3,240	3,265

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Ombudsman responds to complaints by the public of unfair treatment through the administrative actions or decisions of the provincial government authorities, the patient concerns resolution process of Alberta Health Services and designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Initiates and conducts investigations, in response to written letters of complaint, into administrative matters which fall within the Ombudsman’s authority to investigate as determined by the Ombudsman Act.

Provides a referral and information service to direct people to the appropriate contact, department or other complaint mechanism for complaints both within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, designated professional organizations and the patient concerns resolution process of Alberta Health Services in developing policy and procedures that enhance administrative fairness.

Offers outreach services across Alberta to increase/enhance awareness of the Office of the Ombudsman.

Conducts “own motion” investigations - this refers to instances where the Ombudsman, on his own initiative, decides to investigate an administrative issue within his jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Office of the Ombudsman	3,008	3,328	3,205	3,265

CAPITAL INVESTMENT
1 Office of the Ombudsman	12	-	35	-

Total	3,020	3,328	3,240	3,265

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	36	20	24	20
Valuation Adjustments and Other Provisions	(12)	-	-	-

Total	24	20	24	20

15	Office of the Ombudsman

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

Other Revenue	12	-	-	-

EXPENSE

Office of the Ombudsman	3,032	3,348	3,229	3,285

Net Operating Result	(3,020)	(3,348)	(3,229)	(3,285)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Ombudsman	12	-	35	-

AMORTIZATION	(36)	(20)	(24)	(20)

Change in Capital Assets Total	(24)	(20)	11	(20)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contestants, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

CHIEF ELECTORAL OFFICER	21,393	5,668	5,509	7,436

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contestants, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

Office of the Chief Electoral Officer	18

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Corporate Services	4,105	4,261	4,102	4,865
2 Elections	16,953	907	907	1,581

CAPITAL INVESTMENT
1 Corporate Services	335	500	500	990

Total	21,393	5,668	5,509	7,436

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	434	400	400	523
Valuation Adjustments and Other Provisions	(22)	-	-	-

Total	412	400	400	523

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

Other Revenue	37	-	-	-

EXPENSE

Corporate Services	4,517	4,661	4,502	5,388
Elections	16,953	907	907	1,581
Total	21,470	5,568	5,409	6,969

Net Operating Result	(21,433)	(5,568)	(5,409)	(6,969)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Corporate Services	335	500	500	990

AMORTIZATION	(434)	(400)	(400)	(523)

Change in Capital Assets Total	(99)	100	100	467

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Marguerite Trussler

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

ETHICS COMMISSIONER	768	1,130	1,067	949

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Office of the Ethics Commissioner	768	1,130	1,067	949

Total	768	1,130	1,067	949

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	16	15	15	15
Valuation Adjustments and Other Provisions	9	-	-	-

Total	25	15	15	15

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Ethics Commissioner	793	1,145	1,082	964

Net Operating Result	(793)	(1,145)	(1,082)	(964)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(16)	(15)	(15)	(15)

Change in Capital Assets Total	(16)	(15)	(15)	(15)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Jill Clayton

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

INFORMATION AND PRIVACY COMMISSIONER	6,838	6,857	6,807	6,873

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),
●	the Health Information Act (HIA), and
●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●	Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.
●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.
●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.
●	Receiving comments from the public concerning the administration of the Acts.
●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.
●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.
●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.
●	Commenting on the implications for access to or protection of health information.
●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	26

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Office of the Information and Privacy Commissioner	6,838	6,822	6,772	6,873

CAPITAL INVESTMENT
1 Office of the Information and Privacy Commissioner	-	35	35	-

Total	6,838	6,857	6,807	6,873

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	80	74	55	55

27	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

Other Revenue	27	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	6,918	6,896	6,827	6,928

Net Operating Result	(6,891)	(6,896)	(6,827)	(6,928)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Information and Privacy Commissioner	-	35	35	-

AMORTIZATION	(80)	(74)	(55)	(55)

Change in Capital Assets Total	(80)	(39)	(20)	(55)

Office of the Information and Privacy Commissioner	28

Office of the Child and Youth Advocate

Del Graff

Child and Youth Advocate

The Office of the Child and Youth Advocate champions child and youth rights, amplifies child and youth voices, and fosters child and youth participation.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

CHILD AND YOUTH ADVOCATE	13,189	13,242	13,242	13,242

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth receiving designated services in the child intervention and youth justice systems. The Child and Youth Advocate investigates systemic issues arising from serious injury to or death of a child receiving a designated service. In carrying out this function, the Child and Youth Advocate has the powers of the Commissioner under the Public Inquiries Act. The Child and Youth Advocate may appoint lawyers to represent children with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into systemic issues arising from the serious injury to or death of a child receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participating in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Child and Youth Advocate’s Office	692	690	690	693
2 Advocacy Services	3,070	2,827	2,937	2,953
3 Systemic Advocacy, Evaluation and Research	324	882	844	799
4 Legal Representation for Children and Youth and Intake Services	3,890	3,631	3,631	3,752
5 Investigations	1,229	1,729	1,729	1,629
6 Engagement and Education	1,532	1,272	1,200	1,219
7 Strategic Support	2,365	2,161	2,161	2,147

CAPITAL INVESTMENT
7 Strategic Support	87	50	50	50

Total	13,189	13,242	13,242	13,242
AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	270	283	283	291
Valuation Adjustments and Other Provisions	25	128	128	100

Total	295	411	411	391

31	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

Other Revenue	2	-	-	-

EXPENSE

Child and Youth Advocate’s Office	665	721	721	718
Advocacy Services	3,096	2,846	2,956	2,968
Systemic Advocacy, Evaluation and Research	334	890	852	805
Legal Representation for Children and Youth and Intake Services	3,898	3,641	3,641	3,760
Investigations	1,270	1,761	1,761	1,657
Engagement and Education	1,530	1,282	1,210	1,227
Strategic Support	2,604	2,462	2,462	2,448
Total	13,397	13,603	13,603	13,583

Net Operating Result	(13,395)	(13,603)	(13,603)	(13,583)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Strategic Support	87	50	50	50

AMORTIZATION	(270)	(283)	(283)	(291)

Change in Capital Assets Total	(183)	(233)	(233)	(241)

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Peter Hourihan

Public Interest Commissioner

The Office of the Public Interest Commissioner serves Albertans by facilitating the disclosure and investigation of significant matters relating to departments, public entities or offices of the legislature that employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate

PUBLIC INTEREST COMMISSIONER	1,075	1,231	1,121	1,264

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Public Interest Commissioner’s governing legislation is the Public Interest Disclosure (Whistleblower Protection) Act which creates a safe avenue for public service employees to report, internally or to the Public Interest Commissioner, wrongdoing and/or reprisals relating to Alberta government ministries, agencies, boards, commissions and other jurisdictional entities. The Office of the Public Interest Commissioner conducts independent and impartial investigations into public service employees’ concerns and makes recommendations respecting disclosures of wrongdoings and reprisals.

SERVICES PROVIDED

Facilitate the disclosure and investigation of significant and serious matters relating to departments, public entities and offices of the Legislature.

Protect employees who make those disclosures in accordance with the Act.

Manage, investigate and make recommendations respecting disclosures of wrongdoings and reprisals.

Promote public confidence in the administration of departments, public entities and offices of the Legislature.

Office of the Public Interest Commissioner	34

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
EXPENSE
1 Office of the Public Interest Commissioner	1,075	1,231	1,121	1,264

Total	1,075	1,231	1,121	1,264

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
DEPARTMENT NON-CASH AMOUNTS
Amortization	2	2	2	2
Valuation Adjustments and Other Provisions	(24)	-	-	-

Total	(22)	2	2	2

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2015-16 Actual	2016-17 Budget	2016-17 Forecast	2017-18 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Public Interest Commissioner	1,053	1,233	1,123	1,266

Net Operating Result	(1,053)	(1,233)	(1,123)	(1,266)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(2)	(2)	(2)	(2)

Change in Capital Assets Total	(2)	(2)	(2)	(2)

Office of the Public Interest Commissioner	36